REGISTRATION NO. 333-_____

                                AS FILED WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                              ON SEPTEMBER 22, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------

                          VALLEY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


            VIRGINIA                                             54-1702380
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                                 A. Wayne Lewis
               Executive Vice President & Chief Financial Officer
                          Valley Financial Corporation
                             36 Church Avenue, S.W.
                             Roanoke, Virginia 24011
                                 (540) 342-2265

               (address, including zip code, and telephone number,
                 including area code, of registrant's principal
                    executive offices and agent for service)

                          Valley Financial Corporation
                              Incentive Stock Plan

                                    Copy to:
                     Douglas W. Densmore and Hugh B. Wellons
                        Flippin, Densmore, Morse & Jessee
                                   Drawer 1200
                             Roanoke, Virginia 24006
                                 (540) 510-3000

                                   CALCULATION OF REGISTRATION FEE
Title of Securities          Amount              Proposed            Proposed         Amount of
To be Registered              To be               Maximum             Maximum        Registration
                           Registered (1)      Offering  Price       Aggregate           Fee
                                               Per Share (2)      Offering Price
---------------------------------------------------------------------------------------------------
Common Stock,              103,950             $19.00             $1,975,050            $548.63
Par Value $.00             Shares (3)
Per Share

---------------------------------------------------------------------------------------------------
Common Stock,              60,732              $9.52              $  576,954            $160.27
Par Value $.00             Shares (4)
Per Share

---------------------------------------------------------------------------------------------------

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 the following basis: (a) With regard to the 103,950 shares to be issued under the Valley Financial Corporation Incentive Stock Plan, on the last purchase of the common stock, as reported on the OTC Bulletin Board on September 3, 2000; (b) With regard to the 60,732 shares pursuant to the options already granted under certain Stock Option Agreements, the exercise price on the date of the grant, which was $9.50 per share, the trading price for the common stock on that date.

(3) The number of shares of common stock being registered represents 103,950 shares of common stock that may be issued on the date hereof under the Valley Financial Corporation Incentive Stock Plan (the "plan") pursuant to stock options issued or to be issued under the plan.

(4) The number of shares of common stock being registered represents 60,732 shares of common stock subject to stock options issued to officers of the company as an award based on meeting certain performance criteria set forth in the executives' respective employment agreements executed on December 19, 1996. Nonqualified options were issued on the terms set forth to the following individuals:

                   Ellis L. Gutshall                        A. Wayne Lewis
                   -----------------                        --------------

                   Number of    Exercise                  Number of     Exercise
           Date     Shares        Price          Date      Shares         Price
           ----     ------        -----          ----      ------         -----

         6/19/97    10,122        $9.52        6/19/97     20,244         $9.52
         6/18/98    10,122        $9.52        6/18/98     10,122         $9.52
         6/17/99    10,122        $9.52

                                     PART I


ITEM 1.  PLAN INFORMATION.

         Not required to be filed with the Securities and Exchange Commission. A copy of the plan and the relevant Stock Option Agreement is incorporated by reference as set forth in Exhibits 4.1 and 4.2 of Item 8 herein.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Incorporated herein by reference and made a part of this Registration Statement are the following: (1) Our Annual Report on Form 10-KSB for the year ended December 31, 1999; (2) Our Proxy Statement on Schedule DEFS 14A filed with the Commission on March 24, 2000; (3) Our Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1999, March 31, 2000, and June 30, 2000; and
(4) Our Current Reports on Form 8-K dated January 28, 2000, May 4, 2000, and September 4, 2000.

         All documents subsequently filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act of 1934 after the date of this Registration Statement and prior to the termination of this offering will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference, except to the extent set forth in the immediately preceding statement.

         We will provide without charge to each person who receives a prospectus and asks us for it, a copy of the information that is incorporated by reference herein (not including exhibits). Requests for such information should be directed to: Valley Financial Corporation, 36 Church Avenue, S.W., Roanoke, Virginia 24011; Attention: A. Wayne Lewis, Executive Vice President & Chief Financial Officer. The Company's telephone number is: (540) 342-2265.

ITEM 4.  DESCRIPTION OF SECURITIES.

                           Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                           Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Virginia Stock Corporation Act (the "VSCA"), provides for the indemnification of a Company's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933. Under sections 13.1-697 and 13.1-704 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Company maintains a policy of insurance under which the directors and officers of the company are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors and officers. In addition, the VSCA eliminates the liability of a director or officer of the Company in a stockholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696-704 of the VSCA are hereby incorporated herein by reference.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


ITEM 8.    EXHIBITS.

         4.1 Form of Stock Certificate filed as an exhibit to Form S-1/A, Reg. No. 333-77568.

         4.2      Incentive Stock Plan.

         4.3 Form of Stock Option Agreement (incorporated herein by reference to Exhibit No. 10.4 of Form 10-KSB/A for the fiscal year ending December 31, 1996, filed by the Company on May 1,
                  1997).

         5.1      Opinion  of  counsel  as  to  legality  of  securities   being
                  registered.

         23.1     Consent of counsel included in Exhibit 5.1 hereto.

         23.2     Consent of Larrowe & Company, PLC.

         23.3     Consent of KPMG LLP.

         24.1     Power of Attorney (included on page II-7).

ITEM 9.    UNDERTAKINGS

         (a)    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on the 21st day of September, 2000.


                           VALLEY FINANCIAL CORPORATION

By:  /s/ Ellis L. Gutshall*                          By:  /s/ A. Wayne Lewis*
     -------------------------------------                ---------------------------------------
      Ellis L. Gutshall                                       A. Wayne Lewis

      President & Chief Executive Officer            Executive Vice President & Chief Financial
      (Principal Executive Officer)                  Officer (Principal Financial and Accounting
                                                     Officer)


SIGNATURE                                   TITLE                                                DATE
---------                                   -----                                                ----


/s/ Ellis L. Gutshall*                      President & Chief Executive Officer         September 21, 2000
------------------------------------        and director
Ellis L. Gutshall

/s/ A. Wayne Lewis*                         Executive Vice President, Chief             September 21, 2000
------------------------------------        Operating Officer, Chief Financial
A. Wayne Lewis                              Officer (Principal Financial Officer)


                                            Director                                    September 21, 2000
------------------------------------
Abney S. Boxley, III


/s/ William D. Elliot*                      Director                                    September 21, 2000
------------------------------------
William D. Elliot


                                                    II-4

/s/ Mason Haynesworth*                      Director                                    September 21, 2000
------------------------------------
Mason Haynesworth


/s/ Eddie F. Hearp*                         Director                                    September 21, 2000
------------------------------------
Eddie F. Hearp


/s/ Anna L. Lawson*                         Director                                    September 21, 2000
------------------------------------
Anna L. Lawson


/s/ Barbara B. Lemon*                       Director                                    September 21, 2000
------------------------------------
Barbara B. Lemon


                                            Director                                    September 21, 2000
------------------------------------
George W. Logan


/s/ John W. Starr*                          Director                                    September 21, 2000
------------------------------------
John W. Starr


/s/ Ward W. Stevens*                        Director                                    September 21, 2000
------------------------------------
Ward W. Stevens


/s/ Michael F. Warner*                      Director                                    September 21, 2000
------------------------------------
Michael E. Warner


*Executed by Power of Attorney, found at Exhibit 24.1.

                                                    II-5

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on the 21st day of September, 2000.

VALLEY FINANCIAL CORPORATION INCENTIVE STOCK PLAN


                                  By: /s/ Abney S. Boxley, III
                                     ----------------------------------------
                                        Abney S. Boxley, III
                                  Its:  Chairman, Human Relations Committee

                                      II-6

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Valley Financial Corporation, a Virginia corporation
("Valley"),  does hereby  constitute  and appoint Ellis L. Gutshall and A. Wayne
Lewis, and each of them (with full power to each of them to act alone), his true and lawful Attorneys in Fact and Agents for him and on his behalf and in his name, place and stead in any and all capacities and particularly as an officer and/or director of Valley, to sign, execute and affix his seal thereto and file any of the documents referred to below:

                  Registration   Statement  on  Form  S-8  with  respect  to  an
                  aggregate  of  164,682  shares  of Valley  Common  Stock to be issued  pursuant to Valley's  Incentive Stock Plan and certain stock  option  agreements  with  Valley  executives,  and  any amendments thereto, together with all exhibits and any and all documents required to be filed with respect thereto,  with the
                  Securities and Exchange  Commission and all other  appropriate regulatory authorities;

granting unto said Attorneys and each of them full power and authority to do and perform every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he himself might or could do if personally present, hereby ratifying and affirming all that said Attorneys in Fact and Agents or each of them may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                   TITLE                                                DATE
---------                                   -----                                                ----


/s/ Ellis L. Gutshall                       President & Chief Executive Officer         September 21, 2000
------------------------------------        (Principal Executive Officer) and
Ellis L. Gutshall                           director


/s/ A. Wayne Lewis                          Executive Vice President, Chief             September 21, 2000
------------------------------------        Operating Officer, Chief Financial
A. Wayne Lewis                              Officer (Principal Financial and
                                            Accounting Officer)


                                            Director                                    September 21, 2000
------------------------------------
Abney S. Boxley, III


 /s/ William D. Elliot                      Director                                    September 21, 2000
------------------------------------
William D. Elliot


/s/ Mason Haynesworth                       Director                                    September 21, 2000
------------------------------------
Mason Haynesworth


/s/ Eddie F. Hearp                          Director                                    September 21, 2000
------------------------------------
Eddie F. Hearp

                                                    II-7


/s/ Anna L. Lawson                          Director                                    September 21, 2000
------------------------------------
Anna L. Lawson


/s/ Barbara B. Lemon                        Director                                    September 21, 2000
------------------------------------
Barbara B. Lemon


                                            Director                                    September 21, 2000
------------------------------------
George W. Logan


/s/ John W. Starr                           Director                                    September 21, 2000
------------------------------------
John W. Starr


/s/ Ward W. Stevens                         Director                                    September 21, 2000
------------------------------------
Ward W. Stevens


/s/ Michael E. Warner                       Director                                    September 21, 2000
------------------------------------
Michael E. Warner

                                  Exhibit Index


      Exhibit Number    Description
      --------------    -----------

            4.1 Form of Stock Certificate filed as an exhibit to Form S-1/A, Reg. No. 333-77568.

            4.2         Incentive Stock Plan.

            4.3 Form of Stock Option Agreement (incorporated herein by reference to Exhibit No. 10.4 of Form 10-KSB/A for the fiscal year ending December 31, 1996, filed by the Company on May 1, 1997).

            5.1 Opinion of counsel as to legality of securities being registered.

            23.1        Consent of counsel included in Exhibit 5.1 hereto.

            23.2        Consent of Larrowe & Company, PLC

            23.3        Consent of KMPG LLP.

            24.1        Power of Attorney (included on page II-7).


                                      II-9